THIS WARRANT AND THE UNDERLYING WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE ACT, AND (i) THE WARRANT AND THE WARRANT SHARES MAY NOT BE EXERCISED,
OFFERED OR SOLD BY OR ON BEHALF OF U.S. PERSONS, (ii) THE WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES (EXCEPT AS PERMITTED BY REGULATION S) AND (iii) THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE DELIVERED IN THE UNITED STATES UNLESS, IN EACH CASE, THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE WARRANT AND WARRANT SHARES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.


                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                              ORYX TECHNOLOGY CORP.


                          FOR VALUE  RECEIVED,  subject  to the terms and
conditions herein set forth, Yorkton Securities, Inc. ("Holder") is entitled to purchase from Oryx Technology Corp., a Delaware corporation (the "Company"), at a price per share as set forth in Section 1 hereof (the
"Warrant  Price"),   the  number  of  fully  paid  and non-assessable shares of
Common Stock, as hereinafter defined, of the Company as set forth in Section 2 hereof (the "Shares").

1. Warrant Price.
     The Warrant Price for each share of Common Stock purchasable hereunder shall be One Dollar Ninety Cents ($1.90) (the "Warrant Price").

2. Number of Shares.
     The number of Shares issuable upon exercise of this Warrant shall be 90,730.

3. Expiration of Warrant.
     Subject to earlier termination in accordance with Section 9 below, this Warrant shall expire and shall no longer be exercisable December 24, 2001.

4. No Fractional Shares.
     This Warrant may not be exercised as to fractional shares of Common Stock of the Company.

5. No Shareholder Rights.
     This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company.

6. Registration Rights.
     (a) The Company shall prepare and file with the Securities and Exchange Commission ("SEC") not later than March 24, 1997 a registration statement on an appropriate form (the "Registration Statement") for registration under the Securities Act of 1933, as amended (the "Securities Act") of the Shares issued or issuable upon exercise of this Warrant (as adjusted in accordance with Section 11 hereof). The Company shall use its best efforts to cause the Registration Statement to become effective no later than June 21, 1997 (but if the Registration Statement has not been declared effective by such time, the Company will continue to use its best efforts to cause the Registration Statement to become effective as soon as possible thereafter) and to keep the Registration Statement effective thereafter until the earlier of (i) the date on which all Shares have been resold pursuant to the Registration Statement or otherwise have been resold pursuant to an exemption under the Securities Act in a transaction in which the Issuer's transfer agent is instructed in an opinion of counsel reasonable satisfactory to Issuer, to reissue certificates which do not contain restrictive legends, or (ii) the date on which is ended the three-year period referenced in Rule 144(k) under the Securities Act (or such shorter period set forth in any amendment to Rule 144(k) under the Securities
Act) or any successor rule or subsection relating to the resale of "restricted securities" by "non-affiliates" of an issuer, as such terms are defined in the Securities Act and the rules and regulations promulgated thereunder.

     (b) In connection with the preparation of the Registration Statement, Holder shall furnish to the Company all information reasonably requested by the Company (including, for example, Holder's intended method of disposition of the Shares) for inclusion in the Registration Statement, to facilitate the Company's response to the SEC's comments and questions, or to facilitate the registration and qualification of the Shares under any state securities or Blue Sky laws.

     (c) The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as ma be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Shares. The Company shall furnish Holder with such numbers of copies of prospectuses or prospectus documents conforming with the requirements of the Securities Act as Holder may reasonably request in order to facilitate the disposition of the Shares. The Company shall use its best efforts to register and qualify the Shares under any state securities or Blue Sky laws of such jurisdictions as Holder reasonably requests; provided, however, that the Company shall not be required to take any action to register or qualify the Shares in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification unless the Company has previously executed such a general consent in such jurisdiction.

     (d) Holder agrees that, upon its receipt of any notice from the Company of the happening of any event which makes any statement made in the Registration Statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the Registration Statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, Holder will forthwith discontinue disposition of the Shares under the Registration Statement until the Company provides Holder with copies of the supplemented or amended prospectus or prospectus documents, or until Holder is advised in writing by the Company that the use of the prospectus may be resumed. The Company agrees to provide Holder with such copies of the supplemented or amended prospectus or prospectus documents, or notice that use of the prospectus may be resumed, as soon as reasonably practicable.

     (e) The Company covenants to use its best efforts to maintain a continuous trading market for its Common Stock on the Nasdaq SmallCap Market or National Market Systems or a United States national securities exchange throughout the period that the registration rights afforded by the Section 6 remain in effect.

     (f) Holder agrees that, with respect to the offering for resale of the Shares, Holder will comply with Rules 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934, as amended and such other or additional anti-manipulation rules then in effect (the "Anti-Manipulation Rules") until such offering has been completed. The Company also agrees to comply with the Anti-Manipulation Rules with respect to the offering for resale of the Shares until such offering has been completed.

     (g) In the event of a material breach of the terms of this Section 6 by the Company, Holder will be entitled to enforce its rights under this Section 6 specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision hereof, and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach by the Company of the provisions hereof, and that Holder may in its sole discretion apply to a court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions hereof. In addition, upon the occurrence of a material breach by the Company or by Holder of this
Section 6, the breaching party shall pay all costs and expenses (including the prevailing party's attorneys' fees and expenses) reasonably incurred in connection with the preservation and enforcement of such party's rights hereunder.

     (h) The Company shall pay all costs and expenses of any registration effected pursuant to this Section 6, excluding fees and expenses of counsel for Holder and underwriting fees, discounts, commissions or expenses of Holder with respect to the Shares.

     (i) Indemnification. To the extent permitted by law, the Company agrees to indemnify and hold harmless the Holder and its affiliates and agents, and the Holder agrees to indemnify and hold harmless the Company and its affiliates and agents:
        (1) against any losses, claims,damages, and liabilities and any legal or other costs and expenses reasonably incurred by such indemnified parties in connection with investigating or defending any such loss, claims, damage, liability, or action to which such parties may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages, liabilities, costs, or expenses (or actions in respect thereof) did not arise out of and were not based upon written information furnished by such parties expressly for use in the Registration Statement; and

        (2) for amounts paid in settlement of any such loss, claim, damages, liability, or action if such settlement is effected by the indemnifying p arty without the prior written consent of the other party to this Warrant, which shall not be unreasonably withheld.

     (j) Subsequent Holders. Any person who acquires any portion of this Warrant or any of the Shares from the Holder in a transaction that is permitted under
Section 10 of this Warrant and that does not result in such person receiving securities which are free of restrictions of transfer in the United States and to U.S. Persons, as such terms are defined in Regulation S under the Securities Act, shall be entitled to the benefit of all of the rights and privileges set forth in this Section 6, provided that such person agrees in a writing to the Company to undertake all of the obligations of the Holder under this Section 6.

7. Reservation of Stock
     The Company covenants that during the period this Warrant is exercisable it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the number of shares of Common Stock which are issuable upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to instruct the Company's transfer agent to issue the necessary certificates for Shares of Common Stock upon the exercise of this Warrant.

8. Exercise of Warrant.

     (a) This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, together with the Subscription Form attached hereto duly completed and executed, accompanied by payment in full of the aggregate Warrant Price for the Shares of Common Stock being purchased upon such exercise. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date, the Company shall instruct its transfer agent to issue and deliver to the Holder a certificate or certificates for the number of full Shares of Common Stock issuable upon such exercise.

     (b) Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any issue or transfer tax or other incidental expense with respect to the issuanc of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant or in such name or names as may be directed by the registered holder of this Warrant; provided, however, that in the event certificates for the Shares are to be issued in a name other than the name of the registered holder of this Warrant, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof, and provided further, that any such transfer shall comply with Section 10 hereof. It shall be a condition to the exercise of this Warrant that the Holder or any transferee hereof certify to the Company, at the time of exercise, either that he or it is not a U.S. Person (as defined in Regulation S under the Securities Act) and this Warrant is not being exercised on behalf of a U.S. Person, or to provide an opinion of counsel that the Warrant and the Shares to be delivered upon exercise of this Warrant have been registered under the Securities Act or that an exemption from the registration requirements of the Securities Act is available. It shall be a further condition to the exericse of this Wararant that the Warrant may not be exercised in the United States and the Shares issuable upon exercise of this Warrant may not be delivered to the United States absent registration under the Securities Act or an available exemption from registration, unless otherwise permitted by Regulation S.

9. Automatic Termination.
     In the event of (i) a proposed merger of the Company with another entity in which the Company will not be a surviving entity, or (ii) the proposed sale of all the capital stock, or substantially all the assets, of the Company, then the Company shall give the Holder of this Warrant at least thirty (30) days notice of the proposed effective date and terms of such offering or agreements, and if the Warrant has not been exercised within ten (10) days before the effective date of such offering or agreements, it shall be automatically terminated unless during such notice period a registration statement covering the resale of the underlying Shares is not in effect or the Holder is prohibited by the terms of
Section 6(d) from reselling the Shares.

10. Transfer or Assignment of Warrant.

     (a) This Warrant, and any rights hereunder, may not be assigned or transferred, except as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws, and (ii) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (such Act and such rules and regulations being hereinafter collectively referred to as the "Act"). Any purported transfer or assignment made other than in accordance with this Section 10 shall be null and void and of no force and effect.

     (b) This Warrant, and any rights hereunder, may be transferred or assigned only with the prior written consent of the Company, which shall be granted only upon receipt by the Company of an opinion of counsel satisfactory to the Company that (i) the transferee is a person to whom this Warrant may be legally transferred without registration under the Act, and (ii) such transfer will not violate any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law. Prior to the transfer or assignment, the assignor or transferor shall reimburse the Company for its expenses, including transfer taxes and attorneys' fees, incurred in connection with the transfer or assignment, and the assignee or transferee shall agree in writing to undertake all of the obligations of Holder under this Warrant.

     (c) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly canceled.

11. Adjustments to Shares.

     (a) If the Company at any time shall by split, reverse split, combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (b) If the Company at any time shall combine or subdivide its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     (c) If the Company at any time shall pay a dividend payable in, or make any other distribution of Common Stock (except any distribution specifically provided for in the foregoing subsection (a)), then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

12. Loss, Theft, Destruction or Mutilation of Warrant.
     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant identical in tenor and date in lieu of this Warrant.

13. General.
     This Warrant shall be governed by and interpreted in accordance with the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but rather only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

14. Amendment and Waiver.
     Any provisions of this Warrant (including, without limitation, termination of exercisability) may be amended or waived; however, any and all such amendments or waivers shall be binding upon the Holder only if approved in writing by both the Company and the Holder.

                          Issued this 24th day of December, 1996.

                          Oryx Technology Corp.


                          By:  /s/ Arvind Patel
                          ---------------------
                                   Arvind Patel

                                SUBSCRIPTION FORM


     (1) The undersigned registered owner of the Warrant which accompanies this Subscription Form hereby irrevocably exercises such warrant for, and purchases, ______ shares of Oryx Technology Corp. Common Stock, purchasable upon the exercise of such Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant.

     (2) In exercising this Warrant the undersigned hereby confirms and acknowledges that the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), including, but not limited to, Regulation S promulgated thereunder, or any state securities laws.

     (3) The undersigned hereby certifies that either (i) the undersigned is not a U.S. Person (as such is defined in Regulation S under the Securities Act), or
(ii) the undersigned has delivered to the Company an opinion of counsel to the effect that this Warrant and the Warrant Shares to be delivered upon exercise thereof have been registered under the Securities Act or an exemption from such registration is available.

     (4) The undersigned further certifies that this Warrant is not being exercised in the United State and understands and agrees that the Warrant Shares may not be delivered to the United States, except as permitted by Regulation S, absent registration under the Securities Act or an available exemption from such registration.

     (5) Please issue a certificate representing said Shares in the name of the undersigned.

     (6) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

Dated: ____________________________

----------------------------------
(Signature of Registered Owner)

-----------------------------------
(Name)

-----------------------------------
(Street Address)

-----------------------------------
(City, State, Zip Code)

                               FORM OF ASSIGNMENT

                 (To be signed only upon assignment of Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

                       ==================================
                       ----------------------------------

          (Name and address of assignee must be printed or typewritten)

___________ shares of Oryx Technology Corp. Common Stock purchasable under the within Warrant, hereby irrevocably constituting and appointing ______________________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

                          Dated: ___________


                          ----------------------------
                          (Signature of Registered Owner)